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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Fuisz Technologies Ltd. on Form S-8 (File No. 333-03347), of our report dated February 24, 1997 on our audits of the consolidated financial statements of Fuisz Technologies Ltd. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, and for the period
June 9, 1988 (inception) to December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                                  Coopers & Lybrand L.L.P.


Rockville, Maryland
March 28, 1997